As Filed with the Securities and Exchange Commission on May 29, 2018	Registration No. __________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CONDOR HOSPITALITY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	52-1889548
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4800 Montgomery Lane, Suite 220 Bethesda, Maryland	20814
(Address of principal executive offices)	(Zip code)

Condor 2016 Stock Plan

(Full title of the plan)

Jonathan J. Gantt

Chief Financial Officer

Condor Hospitality Trust, Inc.

4800 Montgomery Lane, Suite 220

Bethesda, Maryland 20814

(Name and address of agent for service)

402-371-2520

(Telephone number, including area code, of agent for service)

Copy to:

David L. Hefflinger

Guy Lawson

McGrath North Mullin & Kratz , PC LLO

Suite 3700, First National Tower

1601 Dodge Street

Omaha, Nebraska 68102

(402) 341-3070

CALCULATION OF REGISTRATION FEE

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $.01 par value	300,000	$10.00	$3,000,000	$373.50

(1)	Pursuant to Rule 416, this Registration Statement shall be deemed to cover such indeterminable number of shares of common stock as may become issuable with respect to any of the registered shares pursuant to antidilution provisions in the Condor 2016 Stock Plan.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) on the basis of the average of the high and low price of Condor’s common stock on the NYSE American exchange on May 23, 2018.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Condor Hospitality Trust, Inc. (the “Company”), pursuant to General Instruction E to the Form S-8 Registration Statement under the Securities Act of 1933, as amended, in connection with the registration of an additional 300,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) issuable pursuant to the Company’s 2016 Stock Plan (as amended, the “Plan”). 461,538 shares of Common Stock issuable under the Plan have been previously registered pursuant to the Company’s Registration Statement on Form S-8 (File No. 333-212264) filed with the Securities and Exchange Commission on June 27, 2016, and the information contained therein is incorporated herein by reference.

Item 8.	Exhibits

4.1	Amended and Restated Articles of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (Commission file number 001-34087) dated May 26, 2017

4.2	Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (Commission file number 001-34087) dated June 28, 2017

4.3	Company 2016 Stock Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (Commission file number 001-34087) dated June 16, 2016

4.4	Amendment to the Company’s 2016 Stock Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (Commission file number 001-34087) dated May 17, 2018

4.5	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.6 to the Company’s Registration Statement on Form S-8 (333-212264)

5.1*	Opinion of McGrath North Mullin & Kratz, PC LLO

23.1*	Consent of McGrath North Mullin & Kratz, PC LLO (included in Exhibit 5.1)

23.2*	Consent of KPMG LLP

24.1*	Powers of Attorney (included on signature page)

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on May 29, 2018.

Condor Hospitality Trust, Inc.

By:	/s/ J. William Blackham
J. William Blackham
Chief Executive Officer and President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. William Blackham and Jonathan J. Gantt, and each of them individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign the Registration Statement filed herewith and any or all amendments to said Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 29, 2018.

Signature	Title

/s/ J. William Blackham J. William Blackham	Chief Executive Officer, President and Director (Principal Executive Officer)

/s/ Jonathan J. Gantt Jonathan J. Gantt	Chief Financial Officer and Senior Vice President (Principal Financial and Accounting Officer)

/s/ Arinn Cavey Arinn Cavey	Chief Accounting Officer

/s/ Thomas Calahan Thomas Calahan	Director

/s/ Daphne J. Dufresne Daphne J. Dufresne	Director

/s/ Daniel R. Elsztain Daniel R. Elsztain	Director

/s/ James H. Friend James H. Friend	Director

/s/ Donald J. Landry Donald J. Landry	Director

/s/ Brendan MacDonald Brendan MacDonald	Director

/s/ John M. Sabin John M. Sabin	Director

/s/ Benjamin Wall Benjamin Wall	Director